SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2004

Strayer Education, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-21039	52-1975978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Wilson Boulevard Suite 2500 Arlington, VA	22209
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (703) 247-2500
Not applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

On June 16, 2004, Strayer Education, Inc. announced that it had declared its regular quarterly common stock cash dividend for the Second Quarter in the amount of $0.065 per share payable on July 20, 2004 to all holders of record on July 6, 2004. The June 16, 2004 Press Release is attached hereto as an exhibit and incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

99.01	Press Release dated June 16, 2004

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strayer Education, Inc.

Date: June 17, 2004	By: /s/ Mark C. Brown

Mark C. Brown Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.01	Press Release dated June 16, 2004.